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                                                                   EXHIBIT 10.24

----------------------------MINET BURN & ROCHE PTY LTD-------------------------

                                                              11th November 1996

COMPANY:    Vesta Fire Insurance Corporation
            Birmingham, Alabama
            Vesta Insurance Corporation
            Birmingham, Alabama
            Sheffield Insurance Corporation
            Birmingham, Alabama
            Vesta Lloyd's Insurance Company
            Plano, Texas
            The Hawaiian Insurance & Guaranty Company Limited
            Honolulu, Hawaii

TYPE: Whole Account Quota Share on all business written by the Reinsured as stated above.

PERIOD: Continuous contract effective 12:01 am, Local Standard Time, 1st July 1996. Premiums to be ceded on a written premium basis losses collected on an incurred loss basis.

            Subject to 180 days notice of cancellation prior to any 1st January or 1st July.

CLASS:      All business written by on behalf of the Company.

EXCLUSIONS: 1. As per Company's original policies.

            2. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of policy containing a standard war exclusion clause or amendments as original.

            3. As regards USA and Canadian business:

                 Against loss or damage excluded by the Nuclear Incident Exclusion Clause--Physical Damage--Reinsurance.

                 Against loss or damage excluded by the Nuclear Incident Exclusion Clause--Physical Damage and Liability (Boiler and Machinery Policies)--Reinsurance or amendments as original.

            4. The reinsurer shall not be liable for any claims hereunder arising out of insurance and reinsurance policies incepting prior to 1st January 1990.



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TERRITORIAL SCOPE:  Worldwide and as per the Company's original policies.

LIMIT: 20.00% of the Company's Ultimate Net Losses after all inuring reinsurances except for three specific aggregate excess contracts for which cost and benefit if any retained solely for the company's benefit and further subject to a maximum premium cession of US$ 125,000,000 or rba.

LOSS CORRIDOR:      Vesta agrees to retain losses that exceed 58.50% of Cedes
                    Earned Premium subject to a maximum of 5.00% of Ceded Earned
                    Premium.

                    Company agrees to retain losses that exceed 80.00% of ceded earned premium.

                    For the purposes of this agreement the reinsurer shall not be liable for any further retention incurred by the reinsured resulting from exhausted reinsurances, details as provided per schedules of inforce reinsurances as at 24th September 1996.

OCCURRENCE
LIMITATION:         Reinsurer is liable for its share of Company retention and co-insure deduction of all valid and collectible reinsurances.

COMMISSION:         Flat 45.00%

ACCOUNTS:           Quarterly within 60 days.
                    Payment within 90 days, to include settlement for incurred claims.

PORTFOLIO TRANSFER: Reinsurers will assume unearned premium issued at 1st July
                    1996. Losses to be settled on an incurred basis as paid claims to this contract and are deemed paid for contractural purposes.

                    First annual period deemed to be 1st July 1996 to 30th June 1997.


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COMMUTATION:       Contract may be commuted if Loss Ratio is 71.00% or higher by either parties by the Company paying a 3.00% premium of unearned premium return or such other terms as agreed between the parties.

UNEARNED PREMIUM
RESERVE: Unearned Premium by irrevocable Letter of Credit or cash advance for Non-Admitted Reinsurers in accordance with National Association of Insurance Commissioner's requirements.

CONDITION:         Net Retained Lines Clause.
                   Loss Occurrence Clause (amended to exclude ULAE. Losses to exclude movements in Special Bulk Contingency Provision).
                   Loss Notice and Settlements Clause.
                   Arbitration Clause.
                   Tax Clause--Federal Excise Tax and all other taxes as applicable are payable by the Company.
                   Currency Clause.
                   Access to Records Clause.
                   Errors and Omissions Clause.
                   Insolvency Clause applies severally to each reinsured entity.
                   Service of Suit Clause (Mendes & Mount) NMA 772.
                   Agency Clause.
                   Amendments Clause.
                   MBR Intermediary Clause.

WORDING:           To be agreed